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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 23, 2001, with respect to the financial statements of Microgy Cogeneration Systems, Inc. (A development stage company) included in Amendment No. 1 to the Registration Statement (Form S-2 No. 333-85332) and related Prospectus of Environmental Power Corporation for the registration of 15,489,815 shares of its common stock.


                                          /s/ Ernst & Young LLP

Denver, Colorado

June 17, 2002